Exhibit 99.1

Alkermes Contacts:
For Investors:	Eva Stroynowski +1 781 609 6823
Sandy Coombs +1 781 609 6377
For Media:	Jennifer Snyder +1 781 609 6166

Alkermes Appoints James Robinson as President and Chief Operating Officer

DUBLIN, Ireland, March 1, 2018  — Alkermes plc  (Nasdaq: ALKS) today announced the appointment of James (Jim) Robinson as President and Chief Operating Officer, effective March 5, 2018. Mr. Robinson will lead Alkermes’ global Commercial, Operations, Business Development and Human Resources functions as the company prepares for the expansion of its commercial portfolio and builds the organization for its next stage of growth. He will serve on the executive management team and report to Richard Pops, Chief Executive Officer.

“Jim is an accomplished biopharmaceutical executive, with an extensive track record of success in leading diverse organizations and establishing and managing global pharmaceutical operations,” said Richard Pops, Chief Executive Officer of Alkermes. “With his depth and breadth of experience in a wide range of therapeutic areas, Jim is an important addition to Alkermes at this time, as our portfolio of new medicines expands in the coming years. His industry knowledge, proven leadership and strategic insights will be a valuable asset as we embark on a transformative phase for the company.”

“I am proud to be joining Alkermes at this remarkable time and look forward to building on the company’s important work to bring patient-centered treatment options to those suffering from serious CNS disorders,” said Mr. Robinson. “Working together with Alkermes’ leadership team and the deep pool of talent and expertise at every level of the organization, I am focused on commercial and operational excellence as the company enters this next stage of growth.”

Mr. Robinson brings to Alkermes more than 25 years of biopharmaceutical industry experience spanning a variety of diverse disciplines, including sales, marketing, new product planning, market access, reimbursement and government affairs. Mr. Robinson joins Alkermes from Astellas US LLC, where he served as President, Americas Operations with responsibility for the company's operations in North and South America. He previously served as President, Astellas Pharma US, representing the commercial organization in the United States. At Astellas, Mr. Robinson oversaw approximately 2,000 employees and $4 billion in revenues, established the company’s oncology franchise, and successfully launched multiple products and new indications across the portfolio, including oncology, urology, cardiology and immunology. Prior to joining Astellas in 2005, he served as an executive at the former Schering-Plough Corporation. Mr. Robinson is a member of the Pharmaceutical Research and Manufacturers of America (PhRMA) Board of Directors and serves as the Treasurer for PhRMA. He also serves on a number of industry, community and non-profit boards. Mr. Robinson received his BS in Marketing from DePaul University.

About Alkermes

Alkermes plc is a fully integrated, global biopharmaceutical company developing innovative medicines for the treatment of central nervous system (CNS) diseases. The company has a diversified commercial product portfolio and a substantial clinical pipeline of product candidates for chronic diseases that include schizophrenia, depression, addiction and multiple sclerosis. Headquartered in Dublin, Ireland, Alkermes plc has an R&D center in Waltham, Massachusetts; a research and manufacturing facility in Athlone, Ireland; and a manufacturing facility in Wilmington, Ohio. For more information, please visit Alkermes’ website at www.alkermes.com.

Note Regarding Forward-Looking Statements

Certain statements set forth in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning: the company’s future financial and operating performance, business plans or prospects, and expected growth; and the therapeutic and commercial value of the company’s products. The company cautions that forward-looking statements are inherently uncertain. Although the company believes that such statements are based on reasonable assumptions within the bounds of its knowledge of its business and operations, the forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties, including those risks and uncertainties described under the heading “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2017 and in subsequent filings made by the company with the U.S. Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The information contained in this press release is provided by the company as of the date hereof, and, except as required by law, the company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release.

###